Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-8 of Dawson Geophysical Company (formerly known as TGC Industries, Inc.) of our report dated March 16, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of TGC Industries, Inc. and subsidiaries as of December 31, 2013 and 2014 and for the years ended December 31, 2012, 2013 and 2014, incorporated herein by reference.

/s/ Lane Gorman Trubitt, PLLC

Dallas, Texas

June 2, 2015